Exhibit 99.4
LB-UBS Comm. Mortg. Trust 2004-C6
Aggregate Statement of Principal and Interest Distributions to
Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
R-I
0.00
0.00
0.00
R-II
0.00
0.00
0.00
A-1
1,889,376.83
1,000,165.09
76,110,623.17
A-1A
202,077.62
2,905,254.55
188,238,922.38
A-2
0.00
3,098,380.00
222,000,000.00
A-3
0.00
1,652,076.68
109,000,000.00
A-4
0.00
916,600.00
60,000,000.00
A-5
0.00
868,680.00
54,000,000.00
A-6
0.00
7,866,842.00
470,130,000.00
B
0.00
228,366.40
13,465,000.00
C
0.00
401,216.36
23,564,000.00
D
0.00
259,889.20
15,148,000.00
E
0.00
232,378.28
13,466,000.00
F
0.00
262,868.28
15,148,000.00
G
0.00
207,952.32
11,782,000.00
H
0.00
213,538.02
11,782,000.00
J
0.00
155,267.54
8,416,000.00
K
0.00
314,724.38
16,831,000.00
L
0.00
29,301.04
1,683,000.00
M
0.00
117,221.52
6,733,000.00
N
0.00
87,903.08
5,049,000.00
P
0.00
58,619.48
3,367,000.00
Q
0.00
29,301.04
1,683,000.00
R-III
0.00
0.00
0.00
S
0.00
29,301.04
1,683,000.00
T
0.00
263,741.72
15,148,865.00
X-CL
0.00
534,474.28
1,344,428,410.55
X-CP
0.00
3,430,476.43
1,228,397,000.00
V
0.00
0.00
0.00